UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 17, 2007
I-FLOW CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18338 (Commission File Number)	33-0121984 (IRS Employer Identification No.)
20202 Windrow Drive
Lake Forest, California 92630
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 206-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On October 17, 2007, I-Flow Corporation, a Delaware corporation (“I-Flow” or the “Company”), entered into an Agreement (the “Agreement”), which relates to the Stock Purchase Agreement (the “SPA”) dated as of September 29, 2006 with and among HAPC, Inc., a Delaware corporation (“HAPC”), Iceland Acquisition Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of HAPC (“Acquisition Sub”), and InfuSystem, Inc., a California corporation and wholly owned subsidiary of I-Flow (“InfuSystem”).
     The Agreement confirms that, because HAPC will be unable to obtain the approval of its stockholders of the transactions contemplated by the SPA by October 22, 2007, the termination fee of $3,000,000 pursuant to the SPA will be unconditionally due and owing to I-Flow on October 22, 2007, whether or not the transactions contemplated by the SPA are subsequently successfully consummated.
     However, the parties agreed not to terminate the SPA prior to November 1, 2007, to allow HAPC additional time to re-convene its annual meeting of stockholders (the “Annual Meeting”) after delivering proxy supplements to its stockholders in connection with recent developments relating to the transaction. These developments include (i) the acquisition of a significant amount of HAPC common stock by an investor other than I-Flow, as previously announced by HAPC and (ii) I-Flow’s purchase (the “Share Purchase”) of 2,789,103 shares of HAPC common stock (or, when combined with the 100 shares previously owned by I-Flow, approximately 15.0% of the issued and outstanding HAPC common stock) for the purpose of voting in favor of the transactions contemplated by the SPA at the Annual Meeting, which is scheduled to be re-convened on October 24, 2007.
     The Share Purchase was arranged by FTN Midwest Securities Corp. and was made by way of private purchases from third party sellers pursuant to share purchase agreements (the “Share Purchase Agreements”) and irrevocable proxies in connection therewith (the “Irrevocable Proxies”). The purpose of the Irrevocable Proxies was to transfer to I-Flow the power to vote the shares acquired in the Share Purchase as of the record date for the Annual Meeting.
     I-Flow believes that the Share Purchase and the subsequent vote of such shares by I-Flow will increase the likelihood of approval of the transactions contemplated by the SPA by HAPC’s stockholders. If such transaction is approved, I-Flow will be entitled to receive a cash purchase price of $65 to $85 million and will be a significant secured creditor of HAPC, holding a secured promissory note in an amount of $15 million to $35 million, for a total purchase price of $100 million. I-Flow will also be entitled to an additional contingent payment right up to a maximum of $12 million based on HAPC’s audited consolidated net revenues for its fiscal year ended December 31, 2010, as compared to InfuSystem’s 2007 net revenues, excluding InfuSystem’s ON-Q®-related revenues.
     Pursuant to the Agreement and in connection with the Share Purchase, HAPC has agreed to promptly prepare, file with the SEC and deliver to its stockholders (in any event no later than October 19, 2007) a supplement to HAPC’s proxy statement for the Annual Meeting disclosing the Share Purchase.

     The Agreement further provides that, if I-Flow effects a Share Purchase of more than 5% of HAPC’s common stock, in the event that the SPA is terminated for any reason on or after November 1, 2007, HAPC shall, within 15 days after such termination, adopt a specific plan of dissolution and liquidation for recommended approval by HAPC’s stockholders. HAPC also agreed to file a preliminary proxy statement with the SEC setting out such plan of dissolution and liquidation within 30 days after such termination of the SPA, and will use all reasonable and diligent efforts to thereafter finalize such proxy statement and secure stockholder approval of such plan as soon as practicable.
     Finally, the Agreement provides that, as a result of the Share Purchase, if deemed advisable by I-Flow in connection with a dividend to I-Flow’s stockholders of the shares acquired in the Share Purchase, HAPC shall prepare and file (and use commercially reasonable efforts to maintain the effectiveness of) a registration statement for such distribution to I-Flow’s stockholders and/or the resale by such stockholders of such shares. In addition, normal and customary piggy-back registration rights will be included in the Promissory Note Documents (as defined in the SPA). Notwithstanding the foregoing, I-Flow’s Board has not considered whether to issue such a dividend, may not issue such a dividend and is under no obligation to do so.
     On October 8, 2007, I-Flow, InfuSystem, HAPC, Acquisition Sub and Sean D. McDevitt and Philip B. Harris (who have guaranteed payment of the termination fee to I-Flow pursuant to the SPA) entered into an Acknowledgement and Agreement (the “Acknowledgement”). The Acknowledgement was not deemed a material contract to I-Flow but, since it is referenced in the above-described Amendment, is being supplementally filed herewith.
     Pursuant to the Acknowledgement, the parties confirmed that HAPC’s annual meeting of stockholders has “occurred” for purposes of the SPA, as it was convened and subsequently adjourned, and that the termination fee of $3,000,000 would be due and owing to I-Flow in the event that HAPC’s stockholder approval of the transactions contemplated by the SPA were not obtained by October 22, 2007 for any reason. The Acknowledgement also confirmed that I-Flow has the right to cause the Annual Meeting to be re-convened and duly concluded and that HAPC must conclude the Annual Meeting (including an official tally of the vote of HAPC’s stockholders on the transactions contemplated by the SPA) on or before October 19, 2007.
     I-Flow waived this requirement pursuant to the Agreement until November 1, 2007, but expressly reserved the right to cause the Annual Meeting to be duly concluded after such date. Finally, the Acknowledgement provided that the termination fee is due and payable on the termination date of October 22, 2007 and confirmed that the payment of such fee does not affect HAPC’s obligation to pay other amounts owed to I-Flow pursuant to the SPA.
     The foregoing description of the Agreement, the Acknowledgement and the Share Purchase is qualified in its entirety by reference to the full text of the Agreement, the Acknowledgement, the forms of Share Purchase Agreement and the form of Irrevocable Proxy, which are filed herewith as Exhibits 10.1 through 10.5 and incorporated herein by reference.
     The foregoing description should also be read in conjunction with I-Flow’s disclosure regarding the SPA contained in a current report on Form 8-K filed by I-Flow with the SEC on October 4, 2006, I-Flow’s disclosure regarding Amendment No. 1 to the SPA contained in a current report on Form 8-K filed by I-Flow with the SEC on May 1, 2007, I-Flow’s disclosure regarding Amendment No. 2 to the SPA contained in a current report on Form 8-K filed by I-Flow with the SEC on July 2, 2007, I-Flow’s disclosure regarding

Amendment No. 3 to the SPA contained in a current report on Form 8-K filed by I-Flow with the SEC on July 31, 2007 and I-Flow’s disclosure regarding Amendment No. 4 to the SPA contained in a current report on Form 8-K filed by I-Flow with the SEC on September 19, 2007.
Item 7.01 Regulation FD Disclosure.
     I-Flow issued a press release on October 19, 2007, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by this reference, in which it announced the Agreement and the Share Purchase. This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     The following exhibits are filed with this current report on Form 8-K:

Exhibit No.	Description

10.1	Further Agreement Regarding Project Iceland dated as of October 17, 2007 by and among I-Flow Corporation, InfuSystem, Inc., HAPC, Inc., and Iceland Acquisition Subsidiary, Inc.

10.2	Acknowledgement and Agreement dated as of October 8, 2007 by and among I-Flow Corporation, InfuSystem, Inc., HAPC, Inc., Iceland Acquisition Subsidiary, Inc., Sean D. McDevitt and Philip B. Harris.

10.3	Form of Share Purchase Agreement.

10.4	Form of Irrevocable Proxy.

10.5	Second Form of Share Purchase Agreement.

99.1	Press Release of I-Flow Corporation dated as of October 19, 2007.
Forward-Looking Statements
     Statements by the Company in this report and in other reports and statements released by the Company are and will be forward-looking in nature and express the Company’s current opinions about trends and factors that may impact future operating results. Statements that use words such as “may,” “will,” “should,” “believes,” “predicts,” “estimates,” “projects,” “anticipates” or “expects” or use similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to material risks, assumptions and uncertainties, which could cause actual results to differ materially from those currently expected, and readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publish revised forward-looking statements to reflect the occurrence of unanticipated or subsequent events. Readers are also urged to carefully review and consider the various disclosures made by the Company in this report that seek to advise interested parties of the risks and other factors that affect the Company’s business. Interested parties should also review the Company’s reports on

Forms 10-K, 10-Q and 8-K and other reports that are periodically filed with or furnished to the Securities and Exchange Commission. The risks affecting the Company’s business include, among others: successful consummation of the previously announced sale of InfuSystem, Inc.; physician acceptance of infusion-based therapeutic regimens; implementation of the Company’s direct sales strategy; dependence on the Company’s suppliers and distributors; the Company’s continuing compliance with applicable laws and regulations, such as the Medicare Supplier Standards and the Food, Drug and Cosmetic Act, and the Medicare’s and FDA’s concurrence with management’s subjective judgment on compliance issues; the reimbursement system currently in place and future changes to that system; product availability, acceptance and safety; competition in the industry; technological changes; intellectual property challenges and claims; economic and political conditions in foreign countries; currency exchange rates; inadequacy of booked reserves; and reliance on the success of the home health care industry. All forward-looking statements, whether made in this report or elsewhere, should be considered in context with the various disclosures made by the Company about its business.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 19, 2007

I-FLOW CORPORATION
By:	/s/ James R. Talevich
	Name:	James R. Talevich
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Further Agreement Regarding Project Iceland dated as of October 17, 2007 by and among I-Flow Corporation, InfuSystem, Inc., HAPC, Inc., and Iceland Acquisition Subsidiary, Inc.

10.2	Acknowledgement and Agreement dated as of October 8, 2007 by and among I-Flow Corporation, InfuSystem, Inc., HAPC, Inc., Iceland Acquisition Subsidiary, Inc., Sean D. McDevitt and Philip B. Harris.

10.3	Form of Share Purchase Agreement.

10.4	Form of Irrevocable Proxy.

10.5	Second Form of Share Purchase Agreement.

99.1	Press Release of I-Flow Corporation dated as of October 19, 2007.